Exhibit  - 10.5

SERVICE AGREEMENT

THIS AGREEMENT is made as of the 25th day of March, 2002

BETWEEN:

MONTPELIER REINSURANCE LTD., whose registered office is situate at Clarendon House, 2 Church Street, Hamilton Bermuda (the “Company”); and

CHRISTOPHER L. HARRIS, of 16 Inghams Drive, Pembroke, Bermuda HM04 (the “Executive”).

WHEREAS the parties desire to record the terms and conditions upon which the Executive is employed by the Company.

NOW THEREFORE in consideration of the mutual covenants and promises herein contained

IT IS HEREBY AGREED as follows:

1.                                       Interpretation

1.1                                 In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:

this “Agreement” means this service agreement and includes all schedules hereto;

the “Board” means the board of directors of the Company;

the “Companies Act” means the Companies Act 1981;

“Group Company” means and includes any company which is from time to time a holding company (as defined by Section 86 of the Companies Act, but irrespective of whether it is a Bermuda company or an overseas company) of the Company, a subsidiary company (as so defined) of the Company, a subsidiary company (as so defined) of a holding company (as so defined) of the Company or in which the Company owns at least 50% of the issued share capital;

the “Parties” means the parties to this Agreement;

1.2                                 In this Agreement unless the context otherwise requires:

1.2.1                        references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification); and

1.2.2                        references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

1.2.3                        references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

1.2.4                        references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

2.                                       Appointment

Subject to, and conditional upon, initial and continued permission being granted to work and reside in Bermuda by the Bermuda Department of Immigration of the Ministry of Home Affairs, the Company hereby appoints the Executive and the Executive hereby agrees to serve the Company as Chief Actuary and Senior Vice President subject to the terms and conditions hereinafter contained.

3.                                       Term

The appointment of the Executive hereunder began on 25th March  2002 and shall continue unless and until terminated in accordance with the provisions hereinafter contained.

4.                                       Duties and Responsibilities

During the continuance of his employment hereunder:

4.1                                 The Executive shall perform such duties and exercise such powers in relation to the business of the Company or of any Group Company as may from time to time reasonably be assigned to or vested in him by the Board and shall give to the Board such information regarding the affairs of the Company and any Group Company as it shall require and at all times and in all respects conform to and comply with the reasonable directions and regulations made by the Board. The Executive shall perform such services for any Group Company (without further remuneration except as otherwise agreed) and shall accept such offices in any such Group Companies as the Board may reasonably require.

4.2                                 The Executive shall well and faithfully serve the Company and the Group Companies and use his best endeavours to promote develop and extend their businesses and interests giving at all times the full benefit of his knowledge, expertise, technical skill and ingenuity.

4.3                                 The Executive shall not without the consent of the Board directly or indirectly engage in any other business or be concerned or interested in any other business of a similar nature to or which would or might compete with the business for the time being carried on by the Company or any Group Company save that he may (but without prejudice to clause 4.2) be interested as a holder or beneficial owner of not more than 5% of any class of stock, shares or debentures in any company (other than the Company, in which case, such limit shall not apply) whose stock, shares or debentures are listed or dealt in on an appointed stock exchange (as defined in the Companies Act).

4.4                                 The Company reserves the right to require the Executive not to attend work/and or not to undertake all or any of his duties hereunder during a period of up to 12 months immediately preceding the termination of his employment, provided always that the Company shall continue to pay the Executive’s salary and contractual benefits for such period.  This Clause 4.4 shall not affect the general right of the Company to suspend the Executive for good cause.

5.                                       Remuneration and Reimbursement

5.1                                 The Company shall pay to the Executive by way of remuneration for his services hereunder a salary at the rate (subject as hereinafter provided) of US$240,000 per annum. Such salary shall be inclusive of any director’s fees payable to the Executive by the Company or any Group Company and accordingly either the Executive shall pay over or procure to be paid over to the Company all such fees received or receivable by him or his remuneration hereunder shall be reduced pro tanto.  The said salary shall be payable by equal monthly instalments in arrears on the day appointed by the Board for the payment of employees’ salaries or pro rata where the Executive is only employed hereunder during part of the month. The Compensation Committee of the Company’s Board, subject to ratification by the Board, may increase or reduce the Executive’s salary on each anniversary of the date of this Agreement, but not below the amount of the Executive’s starting salary.

5.2                                 The Company shall also pay to the Executive all reasonable travelling hotel and other out-of-pocket expenses which are properly incurred by him in or about the performance of his duties hereunder and for which vouchers (if so required) are provided to the reasonable satisfaction of the Board.

5.3                                 The Company will pay for two business-class round-trip flights to the United States per annum for the Executive and his family.

5.4                                 The Executive shall be entitled to participate in:

                                                (i)                                     the Company’s medical and Dental Plan

                                                (ii)                                  a suitable pension arrangement in accordance with Bermuda law; and

(iii)                               Any other employment benefit plans generally available to executives in the Company of the Executive’s stature, to the extent not duplicative of benefits otherwise provided by the Company.

5.5                                 During the Executive’s appointment under this Agreement, he shall receive a housing allowance of $6,500 per month, plus a tax gross-up payment to reimburse the Executive for any income taxes paid by the Executive on the allowance.

6.                                       Normal Hours and Holidays

The Executive shall conform to such hours of work as may from time to time reasonably be required of him and shall not be entitled to receive any additional remuneration for work outside his normal hours.  In addition to the usual public holidays the Executive shall, subject as mentioned in the Schedule, be entitled without loss of remuneration to 25 days holiday in each year to be taken at such time or times as may be approved by the Chief Executive Officer of the Company.  Any entitlement to holiday remaining at the end of any year may be carried forward to the next succeeding year but no further.  The entitlement to holiday (and on termination of employment holiday pay in lieu of holiday) accrues pro rata throughout each year, provided that fractions of days shall be disregarded in calculating entitlement to holiday or payment in lieu of holiday.

7.                                       Confidentiality

7.1                                 The Executive shall not either during the continuance of his employment hereunder (otherwise than in the proper performance of his duties hereunder) or at any time after the determination thereof divulge to any person whomsoever and shall use his reasonable endeavours to prevent the publication or disclosure of any trade secret or other confidential information concerning the business, finances, accounts, dealings, transactions or affairs of the Company or any Group Company or of any of their respective  clients entrusted to him or arising or coming to his knowledge during the course of his employment hereunder or otherwise.

7.2                                 The Executive shall upon the termination of his employment hereunder immediately deliver up to the Company all fee schedules, lists of clients, correspondence and other documents, papers and property belonging to the Company or any Group Company or related to any of the matters referred to in clause 7.1 which may have been prepared by him or have come into his possession in the course of his employment hereunder and shall not retain any copies thereof.

8.                                       Change of Status

8.1                                 If, before the expiration or determination of this Agreement, the employment of the Executive hereunder shall be terminated by reason of the liquidation of the Company or for the purpose of reconstruction or amalgamation, and he shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions not less favourable (financially and in personal status) than the terms of this Agreement, then he shall have no claim against the Company in respect of the termination of his employment hereunder save in respect of accrued benefits.

8.2                                 Unless this agreement has been terminated under clause 9, if for any reason the Executive shall either:

8.2.1                        at the Company’s request resign as a director of the Company or any Group Company; or

8.2.2                        be removed from office as a director of the Company or any Group Company;

then, notwithstanding his so ceasing to be a director, this Agreement shall not automatically terminate and thereupon (and without any claim against the Company in respect of such loss of office) the Executive’s employment hereunder shall continue for the remaining period of this Agreement and all the terms and conditions of this Agreement shall with the necessary variations apply to the Executive’s employment but in any event, the Executive’s basic annual salary will not at any time be less than the Executive’s starting salary under this agreement.

9.                                       Termination

9.1                                 This Agreement shall be subject to termination by the Company by summary notice in writing:

9.1.1                                                                        if the  Executive’s application for permission to work and reside in Bermuda is refused or the Executive’s work permit and/or permission to reside is revoked, and or a renewal application is refused

9.1.2                                                                        if the Executive shall become of unsound mind or be or become a patient for the purpose of any statute relating to mental health;

9.1.3                                                                        if the Executive shall at any time be prevented by illness or accident from performing his duties for a period of 6 consecutive months or if he shall be absent from his duties by reason of illness or accident for more than 180 working days in any consecutive twelve months (provided that any such periods may be extended at the sole discretion of the Board);

9.1.4                                                                        other than by written notice, if the Executive terminates his employment for any reason prior to the expiration of this Agreement other than in accordance with the clause 9.2 (b) or if the Executive shall have failed or neglected efficiently and diligently to discharge his duties hereunder having received a written warning for the misconduct within the previous 6 months or shall have committed any serious breach of his obligations hereunder or shall have been guilty of conduct tending to bring himself or the Company or any Group Company into disrepute or calculated or likely to affect prejudicially the interests of the Company or any Group Company or shall have committed an act of bankruptcy or compounded with his creditors generally.

9.2                                 Subject to 9.1 above, this Agreement shall be subject to termination at any time by notice:

                                                (a)                                  if by the Company, then upon 12 months’ written notice;  or

                                                (b)                                 if by the Executive upon 6 months’ written notice.

                                                The Company reserves the right to terminate the Executive’s appointment by payment in lieu of notice.

9.3                                 The termination by the Company of this Agreement shall be without prejudice to any claim which the Company may have for damages arising from any breach thereof by the Executive giving rise to such termination.

9.4                                 Until this Agreement is terminated pursuant to clause 9.1 or clause 9.2, the Executive shall remain entitled to receive his salary payable hereunder in full notwithstanding illness or other incapacity.

10.                                 Consequence of Termination

10.1                           Upon the termination of this Agreement howsoever arising, the Executive shall at any time or from time to time thereafter upon the request of the Company resign, without claim for compensation for loss of office, as a director of the Company and such offices held by him in any of the Group Companies as may be so requested and should he fail to do so, the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and do any documents or things necessary or requisite to give effect thereto.

10.2                           Notwithstanding anything else to the contrary herein, should the Company terminate this Agreement:

(a) pursuant to clause 9.1.1, then the Executive shall be entitled to receive three months salary by way of repatriation expenses together with three months accommodation allowance at the rate set out in clause 5.5 and reimbursement of a one way business class air fare for himself and his family to the United States, and all other payments under this Agreement shall immediately cease and the Company shall have no further obligations to the Executive arising hereunder;

(b)  pursuant to clause 9.1.2 or clause 9.1.3, then the Executive shall continue to receive his salary for a period of 12 months following the termination of this Agreement and the Company shall have no further obligations to the Executive arising hereunder;

(c) pursuant to clause 9.1.4, then all payments under this Agreement shall immediately cease and the Company shall have no further obligations to the Executive arising hereunder.

11.                                 Non-Competition

11.1                           Since the Executive has obtained in the course of his employment prior to the date hereof and is likely to obtain in the course of his employment hereunder knowledge of the trade secrets and also other confidential information in regard to the business of the Company and of any Group Company with which  he becomes associated, the Executive hereby agrees with the Company that in addition to the restrictions contained in clause 4.3 he will not in Bermuda, the United States of America, the United Kingdom or the European Economic Community:

11.1.1                  during the period of 12 months following the termination of his employment hereunder (howsoever caused) either on his own account or for any other person, firm or company directly or indirectly be engaged in or concerned with any business or undertaking which is engaged in or carries on in Bermuda, the United States of America, the United Kingdom or the European Economic Community any insurance business which competes or seeks to compete with the business carried on by the Company or any other Group Company at the date of termination.

11.1.2                  During the period of 12 months following the termination aforesaid either on his own account or for any other person, firm or company directly or indirectly solicit, interfere with or endeavour to entice away from the Company or any Group Company the custom of any person, firm or company who at the date of termination aforesaid or who in the period of 12 months immediately prior to such date was a customer or client of or in the habit of dealing with the Company or any Group Company or who at such date was to his knowledge negotiating with the Company or any Group Company in relation to all or part of its business.

11.1.3                  During the period of 12 months following the termination aforesaid either on his own account or for any other person, firm or company solicit the services of or endeavour to entice away from the Company or any Group Company any director, employee or consultant of the Company or any Group Company (whether or not such person would commit any breach of his contract of employment or engagement by reason of leaving the service of such company) nor shall the Executive knowingly employ or aid or assist in or procure the employment by any other person, firm or company of any such person.

11.2                           While the restrictions aforesaid are considered by the Parties to be reasonable in all the circumstances it is agreed that if any of such restrictions shall, taken together, be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company or any Group Company but would be adjudged reasonable if part of the wording thereof were deleted or modified the said restrictions shall apply with such words deleted or modified.

11.3                           The Executive hereby agrees that he will at the request and cost of the Company enter into a direct agreement or undertaking with any Group Company whereby he will accept restrictions and provisions corresponding to the restrictions and provisions herein contained (or such of them as may be appropriate in the circumstances) in relation to such services and such area and for such period as such company or companies may reasonably require for the protection of its or their legitimate interests provided that the terms of such restrictions and provisions will not be more onerous than the restrictions and provisions of this agreement.

12.                                 Untrue Statements

The Executive shall not knowingly at any time make any untrue statement in relation to the Company or any Group Company and in particular shall not after the determination of his employment hereunder wrongfully represent himself as being employed by or connected with the Company or any Group Company.

13.                                 Schedule

The provisions set out in the schedule hereto shall apply as if incorporated in this Agreement.

14.                                 Delegation

The Company may at any time and from time to time delegate its power and authority under this Agreement to any Group Company and such delegation (or the revocation thereof) shall be effective upon the Company’s giving written notice of the same to the Executive.

15.                                 Notices

Notices may be given by either Party by pre-paid first class post or by hand delivery addressed to the other Party at (in the case of the Company) its registered office for the time being and (in the case of the Executive) his last known address.  Any such notice given by post shall be deemed to have been served on the second week day after despatch (public holidays excepted) and any notice so given by hand shall be deemed to have been served when delivered if delivered during normal business hours or, if delivered outside such hours, at the next time after delivery when normal business  hours commence.

16.1                           Miscellaneous

The expiration or termination of this Agreement howsoever arising shall not operate to affect such of the provisions hereof as are expressed or intended to remain in full force and effect notwithstanding such termination.

16.2                           If any of the clauses, conditions, covenants or restrictions of this Agreement or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

16.3                           This Agreement shall be binding and enure for the benefit of the successors of the Parties but shall not be assignable.

16.4                           This Agreement (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter.

16.5                           The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

16.6                           This Agreement may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

16.7                           No provision in this Agreement may be amended unless such amendment is agreed to in writing, signed by the Executive and by a duly authorised officer of the Company.  No waiver by either Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.  Any waiver must be in writing and signed by the Executive or a duly authorised officer of the Company, as the case may be.

16.8                           This Agreement shall be governed by and construed in accordance with the laws of Bermuda and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Bermuda.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SIGNED by	)
on behalf of Montpelier Reinsurance Ltd.	)
in the presence of:	)

/s/ Mandy White
Witness

SIGNED by Christopher L. Harris	)
in the presence of:	)

/s/ Christopher L. Harris
Witness

THE SCHEDULE

1.                                       Hours of Work:   The Executive shall conform to such hours of work as may reasonably be required of him for the proper performance of his duties hereunder and shall not be entitled to receive any additional remuneration for work outside his normal hours.

2.                                       Medical and Other Insurance:  The Executive will be entitled to participate in the Company medical insurance plan and other insurance plans from time to time subject to the provisions of the company’s insurance plans in effect at the time.

3.                                       Pension Provisions:  The Executive will be entitled to participate in the Company’s pension plan from time to time subject to the provisions of such pension plan in effect at the time.

4.                                       Incentive Plans:  The Executive will be entitled to participate in the Montpelier Annual Incentive Plan, the Montpelier Long-Term Incentive Plan and any other incentive plan for which the Executive is eligible, from time to time subject to the provisions of such plans in effect at the time.

5.                                       Employee Handbook: The Executive shall adhere to the Company’s Employee Handbook, a copy of which has been given to the Executive.  The Handbook contains details of Company policies and procedures and descriptions of  disciplinary and grievance procedures, dress code and other matters relevant to the Executive’s employment.  The Company reserves the right to vary the Handbook from time to time.